Exhibit 99.1
news release
For Immediate Release
Employers Holdings, Inc. Reports Third Quarter 2021 Results;
Declares Fourth Quarter 2021 Cash Dividend of $0.25 per Share

Company to Host Conference Call on Friday, October 29, 2021, at 11:00 a.m. Eastern Daylight Time

Reno, Nevada - October 28, 2021 - Employers Holdings, Inc. (the “Company”) (NYSE:EIG), a holding company with subsidiaries that are specialty providers of workers' compensation insurance and services focused on select, small businesses engaged in low-to-medium hazard industries, today reported financial results for its third quarter ended September 30, 2021.
Financial Highlights
•Record number of ending policies in-force (109,870), up 6% since year-end;
•Gross premiums written were $152.3 million, up 16% year-over-year;
•Net premiums earned of $147.1 million, up 2% year-over-year;
•Net income of $15.0 million, or $0.53 per diluted share;
•Adjusted net income of $11.6 million, or $0.41 per diluted share;
•The Company repurchased 327,402 shares of its common stock at an average price of $40.54 per share;

Management Commentary
Chief Executive Officer Katherine Antonello commented: “We closed the quarter with yet another record number of policies in-force and our written premiums, which were up 16% year-over-year, were the highest they have been since the first quarter of 2020. To recognize the positive shift we are experiencing in audits, we increased our final audit accruals by $4.7 million during the quarter. In addition, October premium writings are off to a very strong start, a sign that small businesses are beginning to thrive and are actively shopping for workers' compensation coverage.
We maintained our current accident year loss and LAE ratio on voluntary business at 63.6%, down from 65.5% a year ago. Indemnity claim frequency continues to be down in recent periods while indemnity claim severity remains moderate. As part of our continued technology and process improvements initiative, we implemented a new comprehensive claims system during the quarter which we believe has enhanced and streamlined our claims handling processes. In connection with this implementation, we undertook several process changes and, as a result, we chose not to recognize any prior year loss reserve development during the quarter.
Our underwriting and administrative expenses of $37.4 million were down 19% from a year ago. The decrease was primarily a result of targeted expense savings, mainly in the areas of compensation and professional fees.”
Ms. Antonello continued, "Our Cerity operating segment, which offers digital workers' compensation insurance solutions directly to consumers, continues to grow while remaining within our targeted low hazard groups. We believe that Cerity’s technological and intellectual capabilities will support our future growth initiatives and provide direct access to workers' compensation insurance for businesses seeking an online experience.
To capitalize on emerging labor market improvements, we recently expanded our underwriting appetite at both Employers and Cerity to include additional classes of business within our targeted hazard group mix. We remain committed to maintaining the highest level of underwriting discipline and to aggressively managing our expenses within our Employers and Cerity segments. Our balance sheet and capital position are very strong and are highly supportive of these key initiatives."
Summary of Third Quarter 2021 Results
(All comparisons vs. third quarter 2020, unless noted otherwise).
Gross premiums written were $152.3 million, an increase of 16%. The increase was primarily due to an increase in new policies written. Net premiums earned were $147.1 million, an increase of 2%.
Losses and loss adjustment expenses were $91.2 million, an increase of 18%. The Company did not recognize any prior year loss reserve development on voluntary business during the current period, versus $14.8 million of net favorable development recognized a year ago.

Commission expenses were $19.9 million, an increase of 3%. The increase was primarily the result of increased commissions on new business writings.
Underwriting and general and administrative expenses were $37.4 million, a decrease of 19%. The decrease resulted from targeted expense savings and employee reductions and departures, which reduced our fixed expenses such as compensation and professional fees, as well as a reduction in bad debt expenses.
Net investment income was $18.4 million, largely unchanged from a year ago.
Income tax expense was $3.6 million (19% effective rate) versus $7.2 million (19% effective rate). The effective rates during each of the periods presented included income tax benefits and exclusions associated with tax-advantaged investment income, LPT adjustments, and deferred gain amortization.
The Company’s book value per share of $42.55 and book value per share including the Deferred Gain of $46.81 each increased by less than one percent during the third quarter of 2021, respectively, computed after taking into account dividends declared. These measures were impacted during the current period by $8.8 million of after-tax unrealized losses arising from fixed maturity securities (which are reflected on the balance sheet) and $1.4 million of net after tax unrealized gains arising from equity securities and other investments (which are reflected on the income statement).

Summary of Results by Segment
(see page 14 of the Financial Supplement for a description of our reportable segments. All comparisons vs. third quarter 2020, unless noted otherwise).

Employers Segment
The Employers segment reported net income before income taxes of $22.4 million versus $42.8 million.

Highlights include the following:
–Underwriting income of $2.8 million versus $6.9 million;
–Combined ratio of 98.1% versus 95.2%;
–Current accident year loss and LAE ratio of 63.4% versus 65.3%;
–Calendar year loss and LAE ratio of 63.4% versus 55.1%;
–Commission expense ratio of 13.5% versus 13.4%;
–Underwriting expense ratio of 21.2% versus 26.7%;
–Net investment income of $17.5 million in each period; and
–Net realized and unrealized gains on investments recorded through the income statement of $3.1 million versus $19.2 million.

Cerity Segment
The Cerity segment reported a net loss before income taxes of $2.7 million versus $3.2 million, and an underwriting loss of $3.3 million versus $3.9 million.

Highlights include the following:
–Written premium of $0.3 million versus $0.1 million;
–Net investment income of $0.7 million versus $0.8 million;
–Net realized and unrealized losses on investments recorded through the income statement of $0.1 million in each period; and
–Underwriting expenses of $3.3 million versus $3.8 million.

Corporate and Other
Corporate and Other activities reported a net loss before income taxes of $1.1 million versus $1.3 million.

Highlights include the following:
–LPT amortization, which served to reduce losses and LAE, of $2.1 million versus $2.5 million;
–Net investment income of $0.2 million in each period;
–Net realized and unrealized losses on investments recorded through the income statement of $0.3 million versus zero; and
–General and administrative expenses of $3.0 million versus $4.0 million.

Share Repurchases and Fourth Quarter 2021 Dividend Declaration
During the third quarter of 2021, the Company repurchased 327,402 shares of its common stock at an average price of $40.54 per share.

On October 27, 2021, the Board of Directors declared a fourth quarter 2021 dividend of $0.25 per share. The dividend is payable on November 24, 2021 to stockholders of record as of November 10, 2021.

Earnings Conference Call and Webcast
The Company will host a conference call on Friday, October 29, 2021, at 11:00 a.m. Eastern Daylight Time / 8:00 a.m. Pacific Daylight Time.

To participate in the live conference call by telephone, dial +1 (888) 364-8443 or +1 (484) 747-6630 and use the conference call access code 8886980.

The webcast will be accessible on the Company’s web site at www.employers.com through the “Investors” link. An archived version of the webcast will remain on the Company’s web site for up to seven days following the live call. To listen to a recording of the call by telephone, dial +1 (855) 859-2056 or +1 (404) 537-3406 and use the conference call access code 8886980.

Reconciliation of Non-GAAP Financial Measures to GAAP
The information in this press release should be read in conjunction with the Financial Supplement that is attached to this press release and is available on our website.

Within this earnings release we present various financial measures, some of which are “Non-GAAP financial measures” as defined in Regulation G pursuant to Section 401 of the Sarbanes - Oxley Act of 2002. A description of these Non-GAAP financial measures, as well as a reconciliation of such Non-GAAP measures to our most directly comparable GAAP financial measures is included in the attached Financial Supplement. Management believes that these Non-GAAP measures are important to the Company's investors, analysts and other interested parties who benefit from having an objective and consistent basis for comparison with other companies within our industry. Management further believes that these measures are more relevant than comparable GAAP measures in evaluating our financial performance.

Forward-Looking Statements
In this press release, the Company and its management discuss and make statements based on currently available information regarding their intentions, beliefs, current expectations, and projections of, among other things, the Company's future performance, including the effects of the Coronavirus (COVID-19) pandemic, business growth, retention rates, loss costs, claim trends and the impact of key business initiatives, future technologies and planned investments. Certain of these statements may constitute “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and are often identified by words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” or “continue,” or other comparable terminology and their negatives. The Company and its management caution investors that such forward-looking statements are not guarantees of future performance. Risks and uncertainties are inherent in the Company’s future performance. Factors that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements include, among other things, those discussed or identified from time to time in the Company’s public filings with the U.S. Securities and Exchange Commission (the "SEC"), including the risks detailed in the Company's Quarterly Reports on Form 10-Q and the Company's Annual Reports on Form 10-K. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Filings with the SEC
The Company’s filings with the SEC and its quarterly investor presentations can be accessed through the “Investors” link on the Company's website, www.employers.com. The Company's filings with the SEC can also be accessed through the SEC's EDGAR Database at www.sec.gov (EDGAR CIK No. 0001379041).

About Employers Holdings, Inc.
EMPLOYERS® and America’s small business insurance specialist® are registered trademarks of EIG Services, Inc. Employers Holdings, Inc. is a holding company with subsidiaries that are specialty providers of workers' compensation insurance and services focused on select, small businesses engaged in low-to-medium hazard industries. The Company operates throughout the United States, with the exception of four states that are served exclusively by their state funds. Insurance is offered through Employers Insurance Company of Nevada, Employers Compensation Insurance Company, Employers Preferred Insurance Company, Employers Assurance Company and Cerity Insurance Company, all rated A- (Excellent) by the A.M. Best

Company. Not all companies do business in all jurisdictions. See www.employers.com and www.cerity.com for coverage availability.

Contact Information
Company contact:
Mike Paquette (775) 327-2562 or mpaquette@employers.com

Investor relations contact:
Adam Prior, The Equity Group Inc. (212) 836-9606 or aprior@equityny.com